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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant      [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Avigen, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

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     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5. Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

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                                       1.
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                                  AVIGEN, INC.
                         1201 HARBOR BAY PARKWAY, #1000
                           ALAMEDA, CALIFORNIA 94502
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 17, 2000
                            ------------------------

TO THE STOCKHOLDERS OF AVIGEN, INC.:

     NOTICE IS HEREBY Given that the Annual Meeting of Stockholders of AVIGEN, INC., a Delaware corporation (the "Company"), will be held on Friday, November 17, 2000 at 9:00 a.m. local time at the offices of the Company, 1201 Harbor Bay Parkway, #1000, Alameda, California 94502 for the following purpose:

     1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000.

     3. To approve an amendment to the Company's 1996 Non-Employee Directors' Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 100,000.

     4. To approve an amendment to the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized for issuance from 30,000,000 shares to 50,000,000 shares.

     5. To ratify the selection of Ernst & Young, LLP as independent auditors of the Company for its fiscal year ending June 30, 2001.

     6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 22, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                         /S/ THOMAS J. PAULSON
                                          --------------------------------------
                                          Thomas J. Paulson
                                          Secretary
Alameda, California
October 13, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. YOU MAY VOTE YOUR SHARES ON THE ENCLOSED PROXY CARD BY DATING, SIGNING AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE REGISTERED DIRECTLY WITH THE COMPANY'S TRANSFER AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY, THEN YOU CAN VOTE THOSE SHARES BY USING A TOLL FREE TELEPHONE NUMBER OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STREET NAME HOLDERS MAY ALSO VOTE BY TELEPHONE OR THE INTERNET IF THEIR BANK OR BROKER MAKES THOSE METHODS AVAILABLE, IN WHICH CASE THE BANK OR BROKER WILL ENCLOSE THE INSTRUCTIONS WITH THE PROXY STATEMENT.

                                  AVIGEN, INC.
                         1201 HARBOR BAY PARKWAY, #1000
                           ALAMEDA, CALIFORNIA 94502
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 17, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Avigen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 17, 2000 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1201 Harbor Bay Parkway, #1000, Alameda, California 94502. The Company intends to mail this proxy statement and accompanying proxy card on or about October 13, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES


     Only holders of record of Common Stock at the close of business on September 22, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 22, 2000 the Company had outstanding and entitled to vote 17,058,296 shares of Common Stock.


     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 4, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 4, broker non-votes will have the same effect as negative votes.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

     The telephone and Internet voting procedures below are designed to authenticate stockholders identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

  For Shares Registered in Your Name

     Stockholders of record may go to http://www.voteproxy.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-PROXIES and following the recorded instructions.

  For Shares Registered in the Name of a Broker or Bank

     Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1201 Harbor Bay Parkway, #1000, Alameda, California 94502, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than June 15, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement is September 18, 2001. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

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

     The Board of Directors is presently composed of five members. At the Annual Meeting, the term of office of the two current Class II Directors shall expire. Each of the nominees for election to this class is currently a director of the Company, and was previously elected by the stockholders. If elected at the Annual Meeting, each nominee would serve until the 2003 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

CLASS II DIRECTORS

PHILIP J. WHITCOME, PH.D.

     Philip J. Whitcome, Ph.D., 52, has served as a director of the Company since December 1992. In April 1995, Dr. Whitcome was elected Chairman of the Board and from March 1996 to December 1996 he served as acting Chief Financial Officer. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen Corporation, a biopharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc. ("Amgen"), a biopharmaceutical company, serving most recently as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers, and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories, a pharmaceutical and medical products company. Dr. Whitcome holds a Ph.D. in Molecular Biology from the University of California at Los Angeles, a M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Physics from Providence College.

JOHN K.A. PRENDERGAST, PH.D.

     John K.A. Prendergast, Ph.D., 46, is a co-founder of the Company and has served as a director of the Company since December 1992. He is currently President of SummerCloud Bay Inc., a consulting firm providing services to the biotechnology industry. From December 1992 to March 1996, Dr. Prendergast also served as a Vice President and the Treasurer of the Company. Dr. Prendergast served as a Managing Director of Paramount Capital Investments, LLC, The Castle Group, Ltd., a medical technology venture capital firm, from 1991 to 1996. Dr. Prendergast is a co founder and director of a number of publicly held biotechnology companies including AVAX Technologies, Inc., Avigen, Inc., Palatin Technology Inc., and Xenometrix Inc. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

CLASS III DIRECTOR

JOHN MONAHAN, PH.D.

     John Monahan, Ph.D., 53, has served as President, Chief Executive Officer and a director of the Company since its inception in 1992. Prior to joining Avigen, Dr. Monahan was Vice President of Research and Development at Somatix Therapy Corporation ("Somatix"), a gene therapy company, from 1989 to 1992, where he was responsible for the initiation and development of all research programs. From 1983 to 1988, he was Director of Molecular and Cell Biology at Berlex Laboratories, a pharmaceutical company. From 1981 to
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

1983, he was Group Research Chief at Hoffmann La Roche, a pharmaceutical company. Dr. Monahan received his Ph.D. in biochemistry from McMaster University, Hamilton, Canada and his B.S. in science from University College, Dublin, Ireland.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

CLASS I DIRECTORS

ZOLA HOROVITZ, PH.D.

     Zola Horovitz, Ph.D., 66, has served as a director of the Company since November 1994. From 1991 through May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice President, Licensing at Bristol-Myers Squibb Co. ("Bristol-Myers"), a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the Board of Directors of Biocryst Pharmaceuticals, Diacrin, Inc., Shire Pharmaceuticals, Magainin Pharmaceuticals, Heavenly Door.com, Synaptic Pharmaceuticals and Three Dimensional Pharmaceuticals, all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. in Pharmacology, and both a M.S. in Pharmacology and B.S. in Pharmacy from the University of Pittsburgh.

YUICHI IWAKI, M.D., PH.D.

     Yuichi Iwaki, M.D., Ph.D., 51, has served as a director of the Company since November 1994. Since 1992, Dr. Iwaki has held two professorships at the University of Southern California School of Medicine in the Departments of Urology and Pathology, and is Director of the Transplantation Immunology and Immunogenetic Laboratory. In addition, he holds visiting professorships at University of California, Irvine, School of Medicine and Nihon University School of Medicine in Japan and at the University of Pittsburgh School of Medicine. Prior to joining the University of Southern California Medical School faculty in 1992, Dr. Iwaki held professorships at the University of Pittsburgh in the Departments of Surgery and Pathology from 1989 through 1991 and the director of transplantation laboratory. Dr. Iwaki received an M.D. and a Ph.D. from Sapporo Medicine School in Sapporo, Japan.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 2000 the Board of Directors held 10 meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements, it recommends to the Board the independent auditors to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Drs. Iwaki, Horovitz and Prendergast. It met one time during the fiscal year ended June 30, 2000.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Drs. Horovitz and Prendergast. It met two times during the fiscal year ended June 30, 2000.

     The Board of Directors has no standing Nominating Committee or any committee performing the functions of such committee.

     During the fiscal year ended June 30, 2000, all of the directors attended at least 75% of the aggregate of the total of meetings of the Board of Directors and the committees on which they served during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

             APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "1996 Plan") under which 600,000 shares of the Company's Common Stock were reserved for issuance. In September 1997 and September 1999, the Board approved amendments to the 1996 Plan, which the stockholders approved, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees and to modify the requirements related to stockholder approval of amendments to the 1996 Plan to bring the 1996 Plan into conformity with and take advantage of new regulations under Section 16 of the Exchange Act, and to increase the total number of shares reserved for issuance under the 1996 Plan to 1,900,000.

     At June 30, 2000, options (net of canceled or expired options) covering an aggregate of 1,727,157 shares of the Company's Common Stock had been granted under the 1996 Plan, and only 172,843 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 132,000 shares at an exercise price of $29.00 per share and to all employees (excluding executive officers) as a group options to purchase 418,844 shares at exercise prices of $5.875 to $56.00 per share.

     On June 14, 2000 the Board of Directors adopted the 2000 Equity Incentive Plan (the "2000 Plan") reserving 5,000,000 shares of the Company's authorized Common Stock for issuance of future grants of stock options thereunder. Options granted under the 2000 Plan will be treated as non-qualified stock options unless the 2000 Plan is approved by the stockholders of the Company. Under the 2000 Plan, the Board granted to current executive officers as a group options to purchase at total of 393,000 shares at an exercise price of $38.1875 per share. Each Named Executive Officer received options as set forth in the table under "Executive Compensation -- Stock Option Grants and Exercises."

     In August 2000, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan from a total of 1,900,000 shares to 2,500,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1996 Plan are outlined below:

GENERAL

     Under the 1996 Plan incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees, and nonstatutory stock options, stock appreciation rights, restricted stock purchase awards, and stock bonuses may be granted to employees, directors and consultants. To date only incentive stock options and nonstatutory stock options have been awarded under the 1996 Plan. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See
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

"Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 1996 Plan.

PURPOSE

     The 1996 Plan provides a means by which selected employees and directors of, and consultants to, the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company or receive stock appreciation rights. The Company, by means of the 1996 Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

     The 1996 Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights (collectively "Stock Awards"). Stock appreciation rights authorized for issuance under the 1996 Plan may be tandem stock appreciation rights, concurrent stock appreciation rights or independent stock appreciation rights. Tandem and concurrent stock appreciation rights are generally subject to the same terms and conditions of the particular option grant to which they pertain. Independent stock appreciation rights are granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options.

ADMINISTRATION

     The 1996 Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, who may be non-employee directors (unless the Board expressly declares that such requirement shall not apply) and may also be, in the discretion of the Board, outside directors. If administration is delegated to a committee, such committee will have, in connection with the administration of the 1996 Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1996 Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or who are either (i) not then employees covered by Section 162(m) of the Code and are not expected to be covered by
Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. The Board may abolish such committee at any time and revest in the Board the administration of the 1996 Plan. The Board has delegated the administration of the 1996 Plan to the Compensation Committee, and references to the Board include the Compensation Committee.

     The Board has the power to determine from time to time which of the persons eligible under the 1996 Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the 1996 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the 1996 Plan or in any award agreement to make the 1996 Plan fully effective.

SHARES SUBJECT TO THE PLAN

     Pursuant to the August 2000 amendment, and subject to approval of this Proposal 2, the Common Stock that may be sold pursuant to awards under the 1996 Plan shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the 1996 Plan. Shares subject to stock appreciation rights will not be available for subsequent issuance under the 1996 Plan. The Common Stock subject to the 1996 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

SECTION 162(M) LIMIT

     Pursuant to the provisions of the 1996 Plan relating to adjustments upon changes in stock, no participant shall be eligible to be granted stock options and stock appreciation rights in a calendar year covering more than five hundred thousand (500,000) shares of the Company's Common Stock.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards, stock appreciation rights and stock bonuses may be granted to employees, directors or consultants.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the fair market value of Common Stock subject to the award at date of grant. In addition, no person shall be eligible to be granted options and stock appreciation rights covering more than five hundred thousand (500,000) shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but generally only within the earlier of (i) the date three (3) months after the termination of the optionee's continuous status as an employee, director or consultant (or such longer or shorter period specified in the option agreement at the time of grant), or (ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three (3) months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement at the time of grant) or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

     The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than eighty-five percent (85%) of the fair market value on the date of grant. The purchase price of restricted stock will not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date such award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

     The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board, including, in the case of an option, and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

     An incentive stock option will not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option, stock bonus, or restricted stock award generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Some nonstatutory stock option agreements may provide for very limited transferability. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

     The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the 1996 Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the Common Stock subject to the 1996 Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the 1996 Plan, the maximum annual award applicable under the 1996 Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the 1996 Plan or shall substitute similar awards for those outstanding under the 1996 Plan, or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction.

AMENDMENT OF THE 1996 PLAN

     The Board at any time, and from time to time, may amend the 1996 Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will require stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under Section 16 of the Exchange Act or any Nasdaq or securities exchange requirements.

TERMINATION OR SUSPENSION OF THE 1996 PLAN

     The Board may suspend or terminate the 1996 Plan at any time. Unless sooner terminated, the 1996 Plan shall terminate in March 2006. No Stock Awards may be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16 of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 1996 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors;" and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3

                  APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS'
                         STOCK OPTION PLAN, AS AMENDED

     In March 1996, the Board of Directors of the Company adopted, and in April 1996 the stockholders subsequently approved, the 1996 Non-Employee Directors' Stock Option Plan ("Directors' Plan"). In September 1999, the Board approved amendments to the Directors' Plan, which the stockholders approved, to increase the number of shares subject to automatic annual grants under the Directors' Plan from 5,000 shares to 7,500 shares. In August 2000, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan from a total of 200,000 shares to 300,000 shares.

     As of June 30, 2000, options (net of canceled or expired options) covering an aggregate of 107,500 shares of the Company's Common Stock had been granted under the Directors' Plan. Only 92,500 shares of Common Stock (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options or the reacquisition by the Company of issued shares) remained available for future grant under the Directors' Plan.

     Stockholders are requested in this Proposal 3 to approve the amendment to the Directors' Plan increasing the number of shares subject to the Directors' Plan from 200,000 shares to 300,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors' Plan. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Directors' Plan are outlined below:

GENERAL

     The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

     The Board adopted the Directors' Plan to provide a means by which non-employees directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Three of the current directors of the Company are eligible to participate in the Directors' Plan.

ADMINISTRATION

     The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option.

     The Board has the power, which it has not yet exercised, to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

STOCK SUBJECT TO THE DIRECTORS' PLAN

     Pursuant to the August 2000 amendment, and subject to approval of this Proposal 3, the Common Stock that may be sold pursuant to awards under the 1996 Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of the Company's Common Stock. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again becomes available for issuance under the Directors' Plan. If the Company reacquires unvested stock issued under the Directors' Plan, the reacquired stock will again become available for reissuance under the Directors' Plan.

TERMS OF OPTIONS

     The following is a description of the terms of options under the Directors' Plan. Individual option grants may not be more restrictive as to the terms described.

     Automatic Grants. An option to purchase 15,000 shares of the Company's Common Stock is automatically granted to each person who is elected for the first time to be a non-employee director of the Company. In addition, options to purchase 7,500 shares of the Company's Common Stock are automatically granted at each annual meeting of the Company's stockholders to each non-employee director who has served for the entire preceding year, or a prorated number of options for each non-employee director who has served for less than the full preceding year.


     Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. On October 2, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $38.25 per share.


     The exercise price of options granted under the Directors' Plan must be paid in one of the following manners (i) in cash at the time the option is exercised, (ii) by delivery of other Common Stock of the Company or (iii) a combination of (i) and (ii).

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board does not have the authority to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

     Option Exercise. Options granted under the Directors' Plan become exercisable ("vest") with respect to one-third of such shares on each anniversary of the date of grant, provided that the optionholder has continuously served as a non-employee director or employee of or consultant to the Company ("service"). The Board does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors' Plan do not permit exercise prior to vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The term of options under the Directors' Plan is 10 years. Options under the Directors' Plan terminate 12 months after termination of the optionholder's service unless the optionholder dies before the optionholder's service has terminated, or within 12 months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. The option term is not extended in the event that exercise of the option within these periods.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

RESTRICTIONS ON TRANSFER

     The optionholder may transfer an option otherwise than by will or by the laws of descent and distribution

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Directors' Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Directors' Plan will terminate upon a change in control.

     The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would change any provision of the Directors' Plan in any way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. However, the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, or applicable regulation or rulings thereunder. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                                   PROPOSAL 4

      APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 50,000,000 shares. The authorized number of shares of Preferred Stock remains at 5,000,000. Accordingly, the aggregate number of shares of capital stock (including both Common Stock and

Preferred Stock) authorized under the amendment would increase from 35,000,000 shares to 55,000,000 shares.

     As amended, Article IV.A. of the Company's Amended and Restated Certificate of Incorporation would read in its entirety as follows:

          "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifty Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001)."

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.


     On September 22, 2000, there were 17,058,296 shares of the Company's Common Stock outstanding. In addition, at the same date, 2,400,134 shares were issuable upon exercise of options and rights outstanding under the Company's stock option and stock purchase plans and 5,838,093 shares remained available for future grants under these plans (assuming proposals 2 and 3 are approved), and 1,598,730 shares of the Company's Common Stock were reserved for issuance upon exercise of outstanding warrants.


     Although at present the Board of Directors has no other plans to issue additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, stock splits, stock dividends, establishing strategic relationships with other companies, and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. In addition, if the Board were to adopt a Share Purchase Rights Plan and a person or group of persons attempted a hostile takeover of us, such shares could be issued in connection with that plan, which would allow stockholders (other than the hostile parties) to purchase the Company's Common Stock at a discount to the then current market price, which would have a dilutive effect on the hostile parties. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding at the Record Date will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                                   PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP, has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 15, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on June 30, 2000; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                         BENEFICIAL OWNERSHIP(1)
                                                         -----------------------
                                                         NUMBER OF    PERCENT OF
                   BENEFICIAL OWNER                       SHARES       TOTAL %
                   ----------------                      ---------    ----------
DIRECTORS AND EXECUTIVE OFFICERS
Philip J. Whitcome, Ph.D.(2)...........................    553,284       3.15
John Monahan, Ph.D.(3).................................    310,558       1.82
Yuichi Iwaki, M.D., Ph.D.(4)...........................    208,696       1.23
Thomas J. Paulson(5)...................................    115,791          *
John K.A. Prendergast, Ph.D. (6).......................     79,145          *
Kenneth G. Chahine(7)..................................     29,216          *
Zola Horovitz, Ph.D.(8)................................     28,465          *
Alan McClelland(9).....................................     24,249          *
All executive officers and directors as a group (8
  persons)(10).........................................  1,349,404       7.57
5% SHAREHOLDERS
Pictet Global Sector Fund(11)..........................  1,690,666       9.93
Lindsay A. Rosenwald, M.D.(12).........................  1,205,066       7.08

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,023,806 shares outstanding on August 15, 2000, adjusted as required by rules promulgated by the SEC.

 (2) Includes 536,097 shares issuable upon the exercise of options held by Dr. Whitcome that are exercisable within 60 days of the date of this table. Also includes 17,187 shares of Common Stock held by the Whitcome Family Trust. Dr. Whitcome is a trustee of the Whitcome Family Trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (3) Includes 67,968 shares issuable upon the exercise of options held by Dr. Monahan that are exercisable within 60 days of the date of this table. Also includes 115,652 shares held in the name of Dr. Monahan's former spouse and for which Dr. Monahan has voting rights.

 (4) Includes 6,250 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days of the date of this table, 148,371 shares of Common Stock held by the Iwaki Family Limited Partnership and 5,000 shares of Common Stock held in the names of members of Mr. Iwaki's immediate family. Dr. Iwaki is a partner of the Iwaki Family Limited Partnership and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 5,130 shares of Common Stock, and warrants to purchase 3,221 shares of Common Stock held by the Aries Domestic Fund, L.P. and warrants to purchase 37,081 shares of common stock held by Iwaki & Associates. Dr. Iwaki is a director of the Aries Domestic Fund and partner of Iwaki & Associates and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (5) Includes 80,791 shares issuable upon the exercise of options held by Mr. Paulson that are exercisable within 60 days of the date of this table. Also includes 1,000 shares held in the name of two members of Mr. Paulson's immediate family and for which Mr. Paulson has voting rights.

 (6) Includes 20,537 shares issuable upon the exercise of options held by Dr. Prendergast that are exercisable within 60 days of this table.

 (7) Includes 29,216 shares issuable upon the exercise of options held by Dr. Chahine that are exercisable within 60 days of the date of this table.

 (8) Includes 28,465 shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.

 (9) Includes 24,249 shares issuable upon the exercise of options held by Mr. McClelland that are exercisable within 60 days of the date of this table.

(10) Includes shares described in the notes above, as applicable. Includes an aggregate of 833,875 shares issuable upon exercise of certain options and warrants which certain executive officers and directors of the Company have the right to acquire within 60 days of the date of this table.

(11) Represents shares held by Pictet Global Sector Fund RGT CO. and its affiliates.

(12) Includes 25,663 shares issuable upon the exercise of options and warrants held by Dr. Rosenwald that are exercisable within 60 days of the date of this table. Also includes 160,574 shares held by Dr. Rosenwald's wife, of which Dr. Rosenwald disclaims beneficial ownership. Also includes 44,803 shares owned by June Street Corporation and 44,803 shares owned by Huntington Street Corporation, each of which Dr. Rosenwald acts as sole proprietor. Also includes 348,919 shares and warrants to purchase 6,025 shares held by the Aries Master Fund II, 184,488 shares and warrants to purchase 4,724 shares held by Aries Domestic Fund, L.P. and 52,117 shares and warrants to purchase 117 shares held by Aries Domestic Fund II, L.P. Dr. Rosenwald is the chairman and sole stockholder of Paramount Capital Assets Management, Inc. ("PCAM"), which is the general partner of each of Aries Domestic Fund, L.P. and Aries Domestic Fund II, L.P., and is the investment manager of Aries Master Fund II. Dr. Rosenwald disclaims beneficial ownership of the shares held by Aries Master Fund II, Aries Domestic Fund, L.P. and Aries Domestic Fund II, L.P. except to the extent of his beneficial ownership therein, if any.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

     The names of the executive officers of the Company and certain information about them are set forth below:

                NAME                   AGE                      POSITION
                ----                   ---                      --------
Philip J. Whitcome, Ph.D. ...........  52    Chairman of the Board
John Monahan, Ph.D. .................  53    President, Chief Executive Officer and Director
Thomas J. Paulson ...................  54    Vice President, Finance and Chief Financial
                                             Officer and Secretary
Alan McClelland, Ph.D. ..............  44    Vice President, Research and Development
Kenneth G. Chahine, Ph.D., J.D. .....  35    Vice President, Business Development

     Biographical information about Drs. Whitcome and Monahan is set forth under Proposal 1 above.

     Thomas J. Paulson was appointed Vice President, Finance and Chief Financial Officer and Secretary of the Company effective September 20, 1996. Prior to joining Avigen, Mr. Paulson was president of Paulson Associates, a biotechnology consulting firm. From its inception in 1989 until 1994, Mr. Paulson was Chief Financial Officer of Neurogen Corporation. From 1986 to 1989, he was Director of Finance at CibaCorning Diagnostics, Gilford Systems. From 1984 to 1986, Mr. Paulson served as financial director at Quidel Corporation. From 1971 to 1984, Mr. Paulson held various financial management positions at Abbott Laboratories. Mr. Paulson holds a M.B.A. from the University of Chicago Graduate School of Business and a B.B.A. in Accounting from Loyola University in Chicago.

     Alan McClelland, Ph.D. was appointed Vice President, Research and Development in April of 1999. From 1997 until joining Avigen, Dr. McClelland was Vice President of Research at Genetic Therapy, Inc., a Novartis Company, and from 1992 to 1997 served as its Director of Molecular Biology. From 1985 to 1992 Dr. McClelland held various research scientist positions with Molecular Therapeutics, Inc., a research and discovery unit of Bayer AG. Dr. McClelland conducted postdoctoral research at Yale University, and holds a Ph.D. from the University of London. Dr. McClelland graduated with a first class honors B.S. degree in Molecular Biology from the University of Edinburgh, Scotland.

     Kenneth Chahine, J.D., Ph.D, was appointed Vice President, Business Development in February of 1998. Prior to joining Avigen, Dr. Chahine worked at the patent law firm of Madson and Metcalf, P.C. in Salt Lake City from 1994 to 1998. Between 1992 and 1993, Dr. Chahine worked as a research scientist at Parke-Davis Pharmaceuticals and held another research scientist post at the University of Utah Department of Human Genetics from 1994 through 1996. Dr. Chahine also serves as Western Regional News and Legal Correspondent for Nature Biotechnology. Dr. Chahine holds a J.D. from the University of Utah and a Ph.D. in Biochemistry and Molecular Biology form the University of Michigan.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Kenneth G. Chahine filed one Form 4 regarding six transactions late and Dr. Yuichi Iwaki filed one Form 4 regarding one transaction late.

EXECUTIVE COMPENSATION

                           COMPENSATION OF DIRECTORS

     The members of the Board of Directors currently receive twelve thousand dollars ($12,000.00) in cash, paid in equal quarterly installments, as compensation for their services as members of the Board of Directors and are reimbursed for their expenses incurred in connection with attendance at Board meetings.

     The members of the Audit Committee and Compensation Committee currently receive five hundred dollars ($500.00) in cash compensation per committee meeting attended for their services as members of the Audit Committee or Compensation Committee and are reimbursed for their expenses incurred in connection with attendance at committee meetings.

     Each non-employee director of the Company also receives stock options grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 300,000, subject to stockholder approval of Proposal 3. The Directors' Plan is administered by the Board of Directors, unless the Board delegates administration to a committee comprised of not less than two members of the Board.

     Option grants under the Directors' Plan are non-discretionary. On the date of the annual meeting of stockholders each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director since the previous year's annual meeting of stockholders is automatically granted under the Directors' Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company. If the non-employee director has not served as a director since the previous year's annual meeting of stockholders he or she shall be automatically granted an option to purchase the number of shares of Common Stock of the Company (rounded up to the nearest whole share) determined by multiplying 7,500 shares by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director as of the date of such grant and the denominator of which is 365. Each director who is elected for the first time to be a non-employee director of the Company is automatically granted under the Directors' Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase fifteen thousand (15,000) shares upon the date of initial election to the Board of Directors whether by the Board or stockholders of the Company. No other options may be granted at any other time under the Directors' Plan.

     The exercise price of options under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to the option on the date of the grant. Options granted under the Directors' Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 33% of the option shares, 34% of the option shares shall become exercisable two years after the date of grant, and 33% shall become exercisable three years after the date of grant, in accordance with its terms. The term of option granted under the directors' Plan is ten years. The Directors' Plan will terminate in March 2006, unless earlier terminated by the Board.

     In the event of a merger, consolidation, reverse reorganization, dissolution, sale of substantially all of the assets of the Company, or certain other changes in the beneficial ownership of the Company's securities representing at least 50% change of such ownership, the options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     In the fiscal year ended June 30, 2000, the compensation of the non-employee directors included an option grant to Drs. Horovitz, Iwaki and Prendergast to purchase 7,500 shares each, of Common Stock at an exercise price of $22.375 per share, respectively, the fair market value of such Common Stock on the date of such grant. As of August 15, 2000, options to purchase 20,000 shares have been exercised under the Directors' Plan.

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended June 30, 2000, 1999, and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                             ANNUAL                 AWARDS(1)
                                                          COMPENSATION      -------------------------
                                                        -----------------   SECURITIES    ALL OTHER
                                                        SALARY     BONUS    UNDERLYING   COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR     ($)       ($)     OPTIONS(#)      ($)(2)
          ---------------------------            ----   -------   -------   ----------   ------------
Philip J. Whitcome, Ph.D. .....................  2000   100,000    75,000     75,000         4,901
  Chairman of the Board                          1999   100,000    25,000     25,000         4,901
John Monahan, Ph.D. ...........................  2000   250,000   150,000    150,000         2,155
  President and Chief Executive Officer          1999   210,000    50,000     50,000         2,236
                                                 1998   210,000        --     22,500         1,891
Thomas J. Paulson..............................  2000   180,000    75,000    100,000         6,874
  Vice President, Finance and                    1999   167,000    30,000     30,000         5,092
  Chief Financial Officer                        1998   167,000        --     22,500         1,713
Alan McClelland, Ph.D.(3)......................  2000   190,000    75,000    100,000        15,395(4)
  Vice President, Research and Development       1999   190,000        --    120,000        28,272(5)
Kenneth G. Chahine, Ph.D.(6)...................  2000   140,000    75,000    100,000         1,467
  Vice President, Business Development           1999   126,459    17,500     77,500         1,464

---------------
(1) The Company has no restricted stock awards, stock appreciation rights (SARs) or long-term incentive plans (LTIPs).

(2) Except as otherwise indicated, represents insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive.

(3) Mr. McClelland became an executive officer for the Company in April 1999. His annualized salary for fiscal year ended June 30, 1999 was approximately $190,000.

(4) $13,562 represents payment of non-exempt relocation expenses for Mr. McClelland for the fiscal year ended June 30, 1999.

(5) $27,814 represents payment of non-exempt relocation expenses for Mr. McClelland for the fiscal year ended June 30, 2000.

(6) Mr. Chahine became Vice President, Business Development in January 1999.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company has granted options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan"), its 1996 Equity Incentive Plan (the "1996 Plan") and its 2000 Equity Incentive Plan (the "2000 Plan") (collectively the "Plans").

     As of June 30, 2000, options to purchase a total of 1,752,565 shares were outstanding under the Plans and options to purchase 4,779,843 shares remained available for grant under the 1996 Plan and 2000 Plan. In March 1996, the Board of Directors determined that no further options would be granted under the 1993 Plan.

     The following tables show for the fiscal year ended June 30, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                   --------------------------------------------------    POTENTIAL REALIZABLE
                                              PERCENT OF                                VALUE AT ASSUMED ANNUAL
                                             TOTAL OPTIONS                               RATES OF STOCK PRICE
                                              GRANTED TO                                APPRECIATION FOR OPTION
                                   OPTIONS   EMPLOYEES IN    EXERCISE OR                        TERM(1)
                                   GRANTED      FISCAL       BASE PRICE    EXPIRATION   -----------------------
              NAME                 (#)(2)      YEAR%(3)        ($/SH)         DATE        5%($)        10%($)
              ----                 -------   -------------   -----------   ----------   ----------   ----------
Philip J. Whitcome, Ph.D. .......   19,000        1.94           29.00      5/18/10       346,521      878,152
                                    56,000        5.71         38.1875      6/13/10     1,344,891    3,408,218
                                   -------                                              ---------    ---------
          Total..................   75,000        7.65                                  1,691,412    4,286,370
John Monahan, Ph.D. .............   38,000        3.88           29.00      5/18/10       693,042    1,756,304
                                   112,000       11.42         38.1875      6/13/10     2,689,782    6,816,437
                                   -------                                              ---------    ---------
          Total..................  150,000       15.30                                  3,382,824    8,572,741
Thomas J. Paulson................   25,000        2.55           29.00      5/18/10       455,949    1,155,463
                                    75,000        7.65         38.1875      6/13/10     1,801,194    4,564,578
                                   -------                                              ---------    ---------
          Total..................  100,000       10.20                                  2,257,143    4,680,041
Alan McClelland..................   25,000        2.55           29.00      5/18/10       455,949    1,155,463
                                    75,000        7.65         38.1875      6/13/10     1,801,194    4,564,578
                                   -------                                              ---------    ---------
          Total..................  100,000       10.20                                  2,257,143    4,680,041
Kenneth G. Chahine, Ph.D. .......   25,000        2.55           29.00      5/18/10       455,949    1,155,463
                                    75,000        7.65         38.1875      6/13/10     1,801,194    4,564,578
                                   -------                                              ---------    ---------
          Total..................  100,000       10.20                                  2,257,143    4,680,041

---------------
(1) The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the commission. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.

(2) Options granted become exercisable at the rate of 6.25% of the shares subject to the option each quarter for four years. The options expire 10 years from the date of grant, or earlier upon termination of employment.

(3) Based on 980,344 options granted to employees and directors of, and consultants to, the Company during the fiscal year ended June 30, 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING
                                                                   UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                                     SHARES                           AT FY-END (#)      IN-THE-MONEY OPTIONS AT
                                  ACQUIRED ON          VALUE          EXERCISABLE/       FY-END ($) EXERCISABLE/
            NAME                  EXERCISE (#)      REALIZED ($)    UNEXERCISABLE(1)        UNEXERCISABLE(2)
            ----               ------------------   ------------   -------------------   -----------------------
Philip J. Whitcome, Ph.D. ...            --                 --       528,285/ 96,963       18,701,100/ 809,123
John Monahan, Ph.D. .........        11,286            416,314        46,093/211,407       1,482,495/2,190,068
Thomas Paulson...............        59,000          1,652,375        60,479/146,407       1,962,719/1,639,110
Alan McClelland..............        15,000            323,438        15,000/178,000         445,313/2,490,625
Kenneth G. Chahine...........        30,000            787,812        14,529/172,971         457,451/2,443,799

---------------
(1) Reflects shares vested and unvested at June 30, 2000.

(2) Fair market value of the Company's Common Stock at June 30, 2000 ($36.00) minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

     In August 1992, the Company entered into an employment agreement with John Monahan, the Company's President and Chief Executive Officer. The employment agreement provides for, among other items: (i) a minimum base salary of at least $150,000 per year and (ii) severance payments and benefits at the standard compensation rate for 12 months or until new employment in the gene therapy field is commenced, unless termination is for just cause. The employment agreement automatically renews for successive one year periods unless 30 days prior written notice is provided by either party or unless terminated by either party for just cause.

     In August 1996, the Company entered into an employment agreement with Thomas J. Paulson, the Company's Vice President and Chief Financial Officer. The employment agreement provides for, among other items, (i) a minimum base salary of $160,000, and (ii) an options for 100,000 shares of common stock of Avigen at a price and vesting schedule to be determined by the Board.

     The Company has established the Management Transition Plan. Under this plan, all executive officers and certain non-officers of the Company will receive salary and benefits under certain change of ownership situations. Officers will receive up to eighteen months of salary and benefits continuation if terminated within eighteen months following a "Change in Control" as defined in the Management Transition Plan.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee of the Board of Directors ("Committee") is currently composed of Dr. Horovitz and Dr. Prendergast, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

  COMPENSATION PHILOSOPHY

     The primary goal of the compensation program is to align compensation with business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this philosophy are:

     - The Company pays competitively with biotechnology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     BASE SALARY. The Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

     BONUS. The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During the fiscal year, the Compensation Committee will review and approve the annual performance objectives for the Company and the individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. For the next fiscal year the Board of Directors determined that the primary goals in building stockholder value were:

     - understanding, identifying and developing products in the research pipeline as candidates for clinical testing

     - implementing strategies relating to the development of manufacturing capacity for clinical testing

     - establishing strategic corporate collaborations to facilitate product development and provide support for clinical testing

     - identifying additional potential uses for products which are currently under development

     LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the Plans. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Monahan's base salary, bonus and grants of stock options were determined in accordance with the criteria described in the "Base Salary," "Bonus," and "Long Term Incentives" sections of this report. Dr. Monahan's Base Salary of $250,000 reflects the Board's subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in the Company's industry,
(3) the Board's confidence in Dr. Monahan's ability to lead the Company's continued development, and (4) the Board's assessment of the Company's performance. Considering these factors, the Committee set Dr. Monahan's base annual salary through the fiscal year ending June 30, 2000 at $250,000.

CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board of Directors believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the Board of Directors has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance based compensation."

     From the disinterested members of the Board of Directors and Compensation
Committee:

                              Zola Horovitz, Ph.D.
                           John K. Prendergast, Ph.D.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on June 30, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) and (iii) the American Stock Exchange Biotechnology Index (the "AMEX Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of May 22nd and June of each year:

                            [PERFORMANCE GRAPH]<QC>

--------------------------------------------------------------------------------
                       5/22/96   6/28/96   6/30/97   6/30/98   6/30/99   6/30/00
--------------------------------------------------------------------------------
 AVIGEN, INC.            100      87.50     43.75     43.75     75.00    548.44
 AMEX BIOTECHNOLOGY
  INDEX                  100      90.50     91.68     94.46    137.88    414.43
 NASDAQ                  100      95.23    115.88    152.26    215.85    318.71
--------------------------------------------------------------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              RELATED TRANSACTIONS

     The Company has entered into employment agreements with certain of its officers. See "Management -- Employment Agreements."

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Amended and Restated Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                         /S/ THOMAS J. PAULSON
                                          --------------------------------------
                                          Thomas J. Paulson
                                          Secretary
October 13, 2000

                                  AVIGEN, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 17, 2000


        The undersigned hereby appoints PHILIP J. WHITCOME and THOMAS J. PAULSON, and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the stock of Avigen, Inc. a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at 1201 Harbor Bay Parkway, #1000, Alameda, California on Friday, November 17, 2000, at 9:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR ON THE REVERSE SIDE OF THIS PROXY CARD.

[X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

PROPOSAL 1: To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

[ ]   WITH AUTHORIty to vote for    [ ]  WITHHOLD AUTHOrity to vote     NOMINEES:
      nominees listed to the             for all nominees listed        Philip J. Whitcome, Ph.D.
      right (except as marked            to the right                   John K.A. Prendergast, M.D.,
      below)                                                            Ph.D.

To withhold authority to vote for either nominee write such nominee's name below:

--------------------------------------------------------------------------------

                            (Continued on other side)




                                       1.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

PROPOSAL 2:   To approve an amendment to the Company's 1996 Equity                   FOR      AGAINST   ABSTAIN
              Incentive Plan to increase the aggregate number of shares
              of common stock authorized for issuance under such plan                [ ]        [ ]       [ ]
              by 600,000 shares.

PROPOSAL 3:   To approve an amendment to the Company's 1996 Non-Employee             FOR      AGAINST   ABSTAIN
              Directors' Stock Option Plan to increase the aggregate
              number of shares of common stock authorized for issuance               [ ]        [ ]       [ ]
              under such plan by 100,000 shares.

PROPOSAL 4:   To approve an amendment to the Company's Certificate of                FOR      AGAINST   ABSTAIN
              Incorporation to increase the aggregate number of shares
              for issuance from 30,000,000 shares to 50,000,000 shares.              [ ]        [ ]       [ ]

PROPOSAL 5:   To ratify the selection of Ernst & Young, LLP as                       FOR      AGAINST   ABSTAIN
              independent auditors of the Company for its fiscal year
              ending June 30, 2001.                                                  [ ]        [ ]       [ ]


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


                                    Dated                                 , 2000
                                          -------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                                    Signature(s)



                                       2.

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS [   ]


                                       3.